EXHIBIT 10.6(b)
SUPPLEMENTAL CONFIRMATION

To:	Atmos Energy Corporation
P.O. Box 650205
Dallas, Texas 75265-0205

From:	Goldman, Sachs & Co.

Subject:	Accelerated Stock Buyback

Ref. No:

Date:	July 1, 2010
          The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Atmos Energy Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of July 1, 2010 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	July 1, 2010

Forward Price Adjustment Amount:	USD 0.35

Calculation Period Start Date:	July 2, 2010

Scheduled Termination Date:	March 1, 2011

First Acceleration Date:	September 7, 2010

Prepayment Amount:	USD 100,000,000

Prepayment Date:	July 7, 2010

Counterparty Additional Payment Amount:	USD 450,000

Initial Shares:	2,958,580 Shares; provided that if, in connection with the Transaction, GS&Co. is unable, after using its good faith commercially reasonable efforts, to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that GS&Co. is able to so borrow or otherwise acquire, and GS&Co. shall use reasonable good faith efforts to borrow or otherwise acquire a number of Shares equal to the shortfall in the Initial Share Delivery and to deliver such additional Shares as soon as reasonably practicable. The aggregate of all Shares delivered to Counterparty in respect of the Transaction pursuant to this paragraph shall be the “Initial Shares” for purposes of “Number of Shares to be Delivered” in the Master Confirmation.

Initial Share Delivery Date:	July 7, 2010

Termination Price:	USD 8.11 per Share

Additional Relevant Days:	The 10 Exchange Business Days immediately following the Calculation Period.

	Scheduled Ex-Dividend Date:	Ordinary Dividend Amount:

For calendar quarter ending on September 30, 2010	August 23, 2010	USD 0.335 per Share (the “Current Dividend Amount”)

For calendar quarter ending on December 31, 2010	November 23, 2010	Up to 103% of the Current Dividend Amount

For calendar quarter ending on March 31, 2011	Any day in February 2011 on or after February 14, 2011	Up to 103% of the Current Dividend Amount
3. Paragraph 9(b) of the Master Confirmation is hereby amended by replacing the words “three months” with the words “one month” in clauses (ii)(A), (ii)(B) and (iii) thereof.
4. Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.
5. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

     Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely, GOLDMAN, SACHS & CO.
By:	/s/ JONATHAN LIPNICK
Authorized Signatory

Agreed and Accepted By:
ATMOS ENERGY CORPORATION

By:	/s/ FRED E. MEISENHEIMER Name: Fred E. Meisenheimer
Title: Senior Vice President and Chief
Financial Officer